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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-195396

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 6, 2014

PROSPECTUS SUPPLEMENT
(To prospectus dated April 18, 2014)

15,000,000 Shares

UMPQUA HOLDINGS CORPORATION

Common Stock

        The selling shareholders identified in this prospectus supplement are offering 15,000,000 shares of our common stock, no par value per share (our "common stock") in the aggregate. We will not receive any proceeds from the sale of shares of our common stock offered by the selling shareholders hereby.

        Our common stock is listed on the NASDAQ Global Select Market ("NASDAQ") under the symbol "UMPQ." On August 5, 2014, the closing price of our common stock on NASDAQ was $16.58 per share.

        The underwriter has agreed to purchase shares of our common stock from the selling shareholders at a price of $          per share, which will result in approximately $           million of aggregate proceeds to the selling shareholders before expenses. The underwriter proposes to offer the shares of our common stock from time to time for sale in one or more transactions on the NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part.

        Investing in our common stock involves significant risks. You should consider the information under the heading "Risk Factors" beginning on page S-8 before investing in our common stock. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        The underwriter expects to deliver the shares of common stock against payment on or about                        , 2014 only in book-entry form through the facilities of The Depository Trust Company.

        J.P. Morgan

The date of this prospectus supplement is                        , 2014.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and contains specific information about the selling shareholders. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering. Generally, the term "prospectus" refers to both parts combined.

        We, the selling shareholders and the underwriter have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling shareholders and the underwriter, are not making an offer to sell the common stock and are not seeking offers to buy the common stock in any jurisdiction where the offer or sale is not permitted.

        Other than in the United States, no action has been taken by us, the selling shareholders or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

        The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein is accurate only as of the date of the respective document regardless of the time of delivery of such document or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the most recent date.

        All references in this prospectus supplement to "Umpqua," the "Company," "we," "us," "our" or similar references mean Umpqua Holdings Corporation, an Oregon corporation, and its successors, and include our consolidated subsidiaries where the context so requires.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC" or "Commission") with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the internet at the SEC's website (www.sec.gov). You may also inspect and copy any document we file with the SEC at the Commission's public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. Documents we have filed with the SEC are also available free of charge on our website at www.umpquaholdingscorp.com. The information contained on our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Commission will automatically update, modify and supersede this information until all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated. We incorporate by reference the following documents we have filed with the Commission pursuant to the Exchange Act:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 18, 2014;

  •
  our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 7, 2014 and for the fiscal quarter ended June 30, 2014, filed on August 5, 2014;

  •
  Item 8 of the annual report of Sterling Financial Corporation on Form 10-K for the fiscal year ended December 31, 2013, filed on February 26, 2014;

  •
  our definitive proxy statement on Schedule 14A filed on February 26, 2014;

  •
  our current reports on Form 8-K filed on January 31, 2014, February 28, 2014, March 19, 2014, April 1, 2014, April 16, 2014, April 18, 2014, April 21, 2014, June 16, 2014, June 17, 2014, June 24, 2014 and July 23, 2014, and on Form 8-K/A filed on September 11, 2013; and

  •
  the description of our common stock and the rights associated therewith included in the Form 8-K filed May 30, 2007, for the purposes of updating the description contained in the Registration Statement on Form 10 filed by Umpqua Bank (formerly known as South Umpqua Bank) pursuant to Section 12 of the Exchange Act with the Federal Deposit Insurance Corporation on February 6, 1998, and any amendment or reports filed for the purpose of updating that description. On March 19, 1999, the Company filed notice on Form 8-K12G3 that pursuant to Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to Umpqua Bank and the common stock of the Company was deemed to be registered pursuant to Section 12(g) of the Exchange Act.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until all the shares of common stock to which this prospectus supplement relates are sold shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Item 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

        Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may request a copy of the information incorporated by reference into this prospectus supplement, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Investor Relations
20085 N.W. Tanasbourne Drive
Hillsboro, Oregon 97124
(503) 268-6675

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the prospectus and the information included or incorporated by reference in them include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify some of the forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like, the negatives of such expressions, or the use of the future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. We make forward-looking statements regarding our liquidity and projected sources of funds and use of proceeds; availability of acquisition and growth opportunities; dividends; adequacy of our allowance for loan and lease losses and reserve for unfunded commitments; provision for loan and lease losses; performance of troubled debt restructurings; our commercial real estate portfolio and subsequent charge-offs; our covered loan portfolio and the FDIC indemnification asset; the benefits of the Sterling Financial Corporation ("Sterling") and Financial Pacific Holding Corp. ("FinPac") acquisitions; cost of interest bearing deposits and pricing strategy; valuation and the potential redemption of junior subordinated debentures; the impact of Basel III on our capital ratios; the impact, and mitigation of LIBOR changes with respect to junior subordinated debentures; and the impact of accounting pronouncements. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. Risks and uncertainties include those set forth in our filings with the SEC and the following factors that might cause actual results to differ materially from those presented:

  •
  our ability to attract new deposits and loans and leases;

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  demand for financial services in our market areas;

  •
  competitive market pricing factors;

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  deterioration in economic conditions that could result in increased loan and lease losses;

  •
  risks associated with concentrations in real estate related loans;

  •
  market interest rate volatility;

  •
  compression of our net interest margin;

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  stability of funding sources and continued availability of borrowings;

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  changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth;

  •
  our ability to recruit and retain key management and staff;

  •
  availability of, and competition for, acquisition opportunities;

  •
  risks associated with merger and acquisition integration;

  •
  significant decline in the market value of the Company that could result in an impairment of goodwill;

  •
  our ability to raise capital or incur debt on reasonable terms;

  •
  regulatory limits on the Umpqua Bank's ability to pay dividends to the Company;

  •
  the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") and related rules and regulations on the Company's business operations and competitiveness, including the impact of executive compensation restrictions, which may affect the Company's ability to retain and recruit executives in competition with firms in other industries who do not operate under those restrictions;

  •
  the impact of the Dodd-Frank Act on the Company's interest expense, FDIC deposit insurance assessments, regulatory compliance expenses, and interchange fee revenue, which includes a maximum permissible interchange fee that an issuer may receive for an electronic debit transaction, resulting in a decrease in interchange revenue on an average transaction;

  •
  the impact of "Basel III" capital rules that could require the Company to adjust the fair value, including the acceleration of losses, of the trust preferred securities;

  •
  benefits from the merger with Sterling may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we operate;

  •
  Sterling's business may not be integrated into Umpqua's successfully, or such integration may take longer to accomplish than expected;

  •
  the anticipated growth opportunities and cost savings from the merger of Umpqua and Sterling (the "Merger") may not be fully realized or may take longer to realize than expected;

  •
  operating costs, customer losses and business disruption following the Merger, including adverse developments in relationships with employees, may be greater than expected; and

  •
  management's time and effort will be diverted to the resolution of Merger-related issues.

        Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings "Risk Factors" below and in the risk factors in the documents incorporated by reference herein. Unless legally required, Umpqua disclaims any obligation to update any forward-looking statements. You should consider any forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

 PROSPECTUS SUPPLEMENT SUMMARY

        The following summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and accompanying prospectus carefully, including the section entitled "Risk Factors," and the documents incorporated by reference herein, including the financial statements and the accompanying notes contained in such documents.

About Umpqua Holdings Corporation

        Umpqua Holdings Corporation, an Oregon corporation, is a financial holding company with two principal operating subsidiaries, Umpqua Bank and Umpqua Investments, Inc. Headquartered in Roseburg, Oregon, Umpqua Bank provides a wide range of banking, wealth management, mortgage and other financial services to corporate, institutional and individual customers. Umpqua Bank also owns Financial Pacific Leasing Inc., a commercial equipment leasing company. Umpqua Investments is a registered broker-dealer and investment advisor with offices in Portland, Lake Oswego, and Medford, Oregon, and Santa Rosa, California, and also offers products and services through certain Umpqua Bank stores. Umpqua Investments offers a full range of investment products and services including stocks, fixed income securities (municipal, corporate, and government bonds, certificates of deposit, and money market instruments), mutual funds, annuities, options, retirement planning, money management services and life insurance.

        At June 30, 2014, Umpqua had, on a consolidated basis, total assets of $22.0 billion, total deposits of $16.3 billion and shareholders' equity of $3.7 billion.

        Umpqua's stock is traded on the NASDAQ Global Select Market under the symbol "UMPQ."

Corporate Information

        The principal executive offices of Umpqua are located at One SW Columbia Street, Suite 1200, Portland, Oregon 97258, and its telephone number at that location is (503) 727-4100. Additional information about Umpqua and its subsidiaries is included in documents incorporated by reference in this prospectus supplement. See "Where You Can Find More Information," beginning on page S-2.

 The Offering

Common stock offered by the selling shareholders	15,000,000 shares (approximately 6.9% of our outstanding common stock)
Common stock to be outstanding after this offering(1)	217,244,246 shares
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.
Dividends

The Company declared a quarterly dividend of $0.15 per share of common stock in the first and second quarter of 2014 and dividends, per share of common stock, of $0.15, $0.15, $0.20 and $0.10 for the four quarters of 2013, respectively. Dividends declared and paid by Umpqua Bank are the principal source of funds for the payment of dividends on our common stock. There are statutory and regulatory provisions that could limit the ability of Umpqua Bank to pay dividends to the Company. The payment of future cash dividends is at the discretion of our Board of Directors and subject to a number of factors, including results of operations, general business conditions, growth, financial condition and other factors deemed relevant by the Board of Directors. See "Dividend Policy."

Risk Factors

Investing in our common stock involves significant risks. You should read carefully the information set forth under "Risk Factors" herein and in the documents incorporated herein by reference for a discussion of factors that you should consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	"UMPQ"

(1)
The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of July 31, 2014 (217,244,246 shares of common stock) and excludes:

•
2,995,130 shares of common stock issuable upon the exercise of stock options; and

•
825,871 shares of common stock issuable upon the exercise of warrants.

RISK FACTORS

        An investment in our common stock involves certain risks. Before making an investment decision, you should carefully consider the following risks and all of the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, before deciding whether to invest in our common stock, you should carefully consider the risk factors and the discussion of risks contained in the Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2014 and March 31, 2014, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and Our Common Stock

         The market price of our common stock may decline after the offering.

        The price per share of common stock sold in this offering may be more or less than the market price of our common stock on the date the offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the common stock purchased in this offering. If the actual purchase price is less than the market price for the shares of common stock, some purchasers in the offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our common stock in the offering will be able to sell shares after the offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of shares of common stock.

         There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

        We are not restricted from issuing additional shares of our common stock or preferred stock, subject to the underwriting agreement entered into with the underwriter in connection with this offering, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, by us, the selling shareholders or other of our shareholders, or the perception that such sales could occur.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock being offered hereby. All proceeds from this offering will be received by the selling shareholders.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the NASDAQ under the symbol "UMPQ." As of August 5, 2014, the last reported sale price of our common stock on the NASDAQ was $16.58 per share. As of July 31, 2014, there were approximately 5,209 shareholders of record.

        The following table presents the high and low sales prices of our common stock on the NASDAQ for each period, based on inter-dealer prices that do not include retail mark-ups, mark-downs or commissions, and cash dividends declared for each period.

Common Stock (per share)

	Market Prices
			Dividends Declared
2014	High	Low
Third quarter (through August 5, 2014)	$18.39	$16.43	$—
Second quarter	19.36	15.56	0.15
First quarter	19.60	16.50	0.15

2013	High	Low	Dividends Declared
Fourth quarter	$19.65	$16.09	$0.15
Third quarter	17.48	15.08	0.15
Second quarter	15.29	11.45	0.20
First quarter	13.54	12.00	0.10

2012	High	Low	Dividends Declared
Fourth quarter	$13.03	$11.17	$0.09
Third quarter	13.88	11.84	0.09
Second quarter	13.72	11.84	0.09
First quarter	13.86	11.72	0.07

DIVIDEND POLICY

        The Company declared a quarterly dividend of $0.15 per share of common stock in the first and second quarter of 2014 and dividends, per share of common stock, of $0.15, $0.15, $0.20 and $0.10 for the four quarters of 2013, respectively. The payment of future cash dividends is at the discretion of our Board of Directors and subject to a number of factors, including results of operations, general business conditions, growth, financial condition and other factors deemed relevant by the Board of Directors. Further, dividends declared and paid by Umpqua Bank are the principal source of funds for the payment of dividends on our common stock and our ability to pay future cash dividends is subject to certain regulatory requirements and restrictions discussed in the "Supervision and Regulation—Dividends" section of our Annual Report on Form 10-K for the year ended December 31, 2013.

SELLING SHAREHOLDERS

        The table below sets forth information concerning the resale of our common stock by certain selling shareholders. The selling shareholders acquired common stock pursuant to the Merger. We will not receive any proceeds from the resale of common stock by the selling shareholders. Except as set forth in footnotes 3 and 4 below, the selling shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

        The following table is based on information provided to us by the selling shareholders on or about August 5, 2014 and as of such date.

	Beneficial Ownership Before the Offering					Beneficial Ownership After the Offering
			Number of Shares Underlying Warrants
Name and Address of selling shareholder	Number of Shares(1)	Number of Warrants(1)		Percentage(2)	Shares Offered Hereby	Number of Shares	Number of Warrants	Percentage(2)
Thomas H. Lee Partners, L.P.(3) 100 Federal Street, 35th Floor Boston, MA 02110	21,648,070	1,497,565	2,502,429	11.0%	7,500,000	14,148,070	1,497,565	7.6%
Warburg Pincus Private Equity X, L.P.(4) 450 Lexington Avenue New York, NY 10017	20,965,560	1,451,140	2,424,855	10.6%	7,267,500	13,698,060	1,451,140	7.3%
Warburg Pincus X Partners, L.P.(4) 450 Lexington Avenue New York, NY 10017	970,726	46,425	77,576	0.5%	232,500	738,226	46,425	0.4%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days of August 5, 2014. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. This column does not include shares of common stock underlying warrants to purchase Umpqua's common stock (the "Warrants").

(2)
Represents percentage of shares of common stock beneficially owned (including shares of common stock underlying Warrants in accordance with Rule 13d-3 under the Exchange Act). Based on shares outstanding at July 31, 2014 of approximately 217,244,246. Percentage is calculated by dividing the sum of shares of common stock beneficially owned by such person (which includes shares of common stock underlying the Warrants owned by such person) by the sum of shares outstanding at July 31, 2014 (approximately 217,244,246) and the number of shares of common stock underlying the Warrants held by such person.

(3)
Consists of 11,922,549 shares of common stock and 825,230 Warrants held by Thomas H. Lee Equity Fund VI, L.P., 8,073,324 shares of common stock and 558,797 Warrants held by Thomas H. Lee Parallel Fund VI, L.P., 1,410,250 shares of common stock and 97,610 Warrants held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 230,170 shares of common stock and 15,928 Warrants held by THL Sterling Equity Investors L.P. (collectively, the "THL Funds"), and 11,777 shares of common stock held by THL Managers VI, LLC. The general partner of the THL Funds is THL Equity Advisors VI, LLC, whose sole member is Thomas H. Lee Partners, L.P., whose general partner is Thomas H. Lee Advisors, LLC, whose managing member is THL Holdco, LLC. The managing member of THL Managers VI, LLC is Thomas H. Lee Partners, L.P. Voting and investment determinations with respect to the shares held by the THL Funds and THL Managers VI, LLC are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds and THL Managers VI, LLC. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. The address of each of Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. Prior to the Merger, certain of the THL Funds had a single representative serving on the Board of Directors of Sterling.

(4)
Warburg Pincus Private Equity X, L.P., a Delaware limited partnership ("WPX") and Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners" and together with WP X, the "WP X Funds") are the holders of 21,636,286 shares of common stock and the Warrants exercisable for 2,502,431 shares of common stock. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X LP"), is the general partner of the WP X Funds; Warburg Pincus X, LLC, a Delaware limited liability company ("WP X LLC") is the general partner of WP X LP; Warburg Pincus Partners, LLC, a New York limited liability company ("WP Partners") is the sole member of WP X LLC and Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC") manages the WP X Funds. Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC and may be deemed to control the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017. Prior to the Merger, the WP X Funds had a single representative serving on the Board of Directors of Sterling.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        This section describes the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock by non-U.S. holders. This discussion addresses only the U.S. federal income tax considerations relevant to non-U.S. holders of our common stock who are initial purchasers of our common stock and who will hold the common stock as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). A capital asset for these purposes generally is property held for investment.

        This discussion does not address tax considerations applicable in the case of non-U.S. holders that may themselves be subject to or whose owners may be subject to certain special U.S. federal income tax rules, including:

  •
  financial institutions,

  •
  controlled foreign corporations or passive foreign investment companies for U.S. federal income tax purposes,

  •
  grantor trusts,

  •
  dealers or certain electing traders in securities, and

  •
  certain former citizens or former long-term residents of the United States.

        Moreover, this discussion does not address the U.S. federal estate and gift or alternative minimum tax or "Medicare contribution tax" consequences, or any foreign, U.S. state or local tax consequences, of the ownership and disposition of our common stock, or other tax considerations that may be relevant to investors in shares of our common stock in light of their personal circumstances.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the tax status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that holds or disposes of our common stock.

        As used in this discussion, a "non-U.S. Holder" means a beneficial owner of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States,

  •
  a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia),

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (a) a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under application Treasury Regulations to be treated as a United States person.

        This discussion is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the ownership and disposition of our common stock. You should consult a tax advisor regarding the tax consequences of owning or disposing of our common stock in your particular circumstances (including the application and effect of any U.S. federal, state, local, foreign income, estate and other tax laws). This discussion is based upon the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. In addition, new Code sections or Treasury Regulations may be proposed and subsequently enacted, which could result in different effects on an investment in our stock than those effects discussed in this prospectus supplement. We undertake no obligation to update or otherwise revise this discussion whether as a result of new Treasury Regulations, Code sections, judicial and administrative interpretations or otherwise. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this discussion.

Dividends

        Except as described below, dividends paid to you on our common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, withholding agents will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent a valid applicable Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments or other acceptable documentation as provided in the Treasury Regulations.

        If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

        Because it will generally not be known, at the time you receive any distribution on our common stock, whether the distribution will be paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and therefore whether the distribution will be treated as a dividend, we expect that a withholding agent will deduct and withhold U.S. tax at the applicable rate on all distributions that you receive on our common stock. If it is later determined that a distribution on our common stock was not a dividend, in whole or in part, you may be entitled to claim a refund of the U.S. tax withheld with respect to that portion of the distribution, provided that the required information is timely furnished to the IRS. If a distribution exceeds our current and accumulated earnings and profits as determined under United States federal income tax principles, the excess will be allocated ratably among each share of our common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted basis in each such share and thereafter as capital gain subject to the tax treatment described below in "Gain on disposition of common stock." Your adjusted basis in each such share is generally the purchase price of the share, reduced by the amount of any such tax-free returns of capital.

        If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

  •
  you are not a United States person; and

  •
  the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

        "Effectively connected" dividends are generally taxed on a net basis at rates applicable to United States citizens, resident aliens and domestic corporations, provided that, if required by an applicable income tax treaty, such dividends are attributable to a permanent establishment maintained by you in the United States.

        If you are a corporate non-U.S. Holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on disposition of common stock

        You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our common stock unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net-income basis;

  •
  you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

  •
  we are or have been during a specified testing period a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

        If you are a non-U.S. Holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate non-U.S. Holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States-source capital losses, even though you are not considered a resident of the United States.

        We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable payments to foreign financial entities and other foreign entities

        Legislation enacted in March 2010 generally will require withholding at a rate of 30% on dividend income from shares of our common stock and the gross proceeds of a disposition of our common stock paid to a "foreign financial institution" (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Absent any applicable exception, this legislation also generally will require withholding at a rate of 30% on dividend income from shares of our common stock and the gross proceeds of a disposition of our common stock paid to a foreign entity that is not a foreign financial institution (as a beneficial owner or as an intermediary) unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Under certain circumstances, a non-U.S. Holder of our common stock might be eligible for refunds or credits of such withheld amounts , and the non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Recently finalized Treasury regulations have delayed implementation of withholding on payments of gross proceeds from the disposition of stock until January 1, 2017.

        You should consult with your own tax advisors regarding the implications of this legislation on their investment in our common stock.

Backup withholding and information reporting

        We and other payors must report annually to the IRS and to you the amount of dividends paid to you, even if the payments are exempt from withholding. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which you reside, under the provisions of an applicable income tax treaty.

        In addition, you may be subject to information reporting requirements and backup withholding (currently at a rate of 28%) with respect to dividends paid on our common stock, unless, generally, you certify under penalties of perjury (usually on a valid applicable IRS Form W-8) that you are not a U.S. person or you otherwise establish an exemption. Rules relating to information reporting requirements and backup withholding with respect to payments of the proceeds from the disposition of shares of our common stock are as follows:

        If the proceeds are paid to or through a United States office of a broker, the proceeds generally will be subject to backup withholding and information reporting unless the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to believe that you are a United States person, and you have furnished to the payor or broker either (i) a valid applicable IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury that you are not a United States person, or (ii) other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with United States Treasury Department regulations; or

  •
  you otherwise establish an exemption.

        If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections, or a "U.S.-related person," information reporting and backup withholding generally will not apply. However, a sale of our common stock that is effected at the foreign office of a broker will be subject to information reporting or backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States;

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

  •
  the sale has some other specified connection with the United States as provided in United States Treasury Department regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        If the proceeds are paid to or through a non-U.S. office of a broker that is one of the following:

  •
  a United States person;

  •
  a controlled foreign corporation for United States tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year (i) one or more of its partners are "U.S. persons," as defined in United States Treasury Department regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or (ii) such foreign partnership is engaged in the conduct of a United States trade or business, the proceeds generally will be subject to information reporting (but not backup withholding), unless (i) the broker does not have actual knowledge or reason to know that you are a United States person and (ii) the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

        Backup withholding is not an additional tax. Non-U.S. Holders generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed their income tax liability by filing a refund claim with the IRS in a timely manner.

        The foregoing discussion does not address all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances and income tax situation. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their ownership and disposition of our common stock, including the application and effect of state, local and other tax laws and the possible effects of changes in federal or other tax laws.

UNDERWRITING

        J.P. Morgan Securities LLC is acting as the underwriter in connection with this offering. We, the selling shareholders and the underwriter have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to the terms and conditions of the underwriting agreement, the selling shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase 15,000,000 shares of common stock in the aggregate.

        The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares if it purchases any of the shares.

        The underwriter is purchasing the shares of common stock from the selling shareholders at a price of $            per share, which will result in approximately $             aggregate proceeds to the selling shareholders, before deducting expenses. The underwriter proposes to offer the shares of common stock for sale from time to time in one or more transactions on the NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.

        For a period of 45 days after the date of this prospectus (the "lock-up period"), we and the selling shareholders have agreed that we will not (i) offer, sell, contract to sell, pledge, enter transactions involving options or contracts to purchase or sell, grant any options, rights or warrants to purchase, or otherwise transfer or dispose of, directly or indirectly, or publicly disclose the intention to make any offer, sale, pledge or disposition, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of our common stock or such other securities (regardless of whether any of the transactions listed in (i) and (ii) are to be settled by the delivery of shares of our common stock, such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter. In addition, during the lock-up period, we have agreed that we will not file, or publicly announce an intention to file, with the Commission any registration statement under the Securities Act of 1933, as amended (the "Securities Act") (other than on Form S-8) relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, and the selling shareholders have agreed that they will not make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, in each case without the prior written consent of the underwriter. Notwithstanding the foregoing, such restrictions do not apply to the shares of our common stock to be sold hereunder, awards made and shares of common stock issued by us upon the exercise or vesting of outstanding options and other incentive stock awards, transfers by the selling shareholders to their wholly-owned subsidiaries, and transfers by the selling shareholders to investment funds controlled or managed by such selling shareholders, in each case subject to certain limitations and restrictions set forth in the underwriting agreement.

        Our directors and executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons have agreed that, without the prior written consent of the underwriter, they will not during the lock-up period (i) offer, sell, contract to sell, pledge, enter transactions involving options or contracts to purchase or sell, grant any options, rights or warrants to purchase, or otherwise transfer or dispose of, directly or indirectly, or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of our common stock or such other securities (regardless of whether any of the transactions listed in (i) and (ii) are to be settled by the delivery of shares of our common stock, such other securities, in cash or otherwise), or (iii) make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. Notwithstanding the foregoing, such restrictions do not apply to certain transfers or dispositions, including transfers as bona fide gifts; dispositions to certain trusts, or dispositions from existing trusts, in each case for the benefit of such person or such person's immediate family; transfers by will or intestacy; dispositions pursuant to existing 10b5-1 plans; the establishment of new 10b5-1 plans with no dispositions occurring under such plan during the lock-up period; the exercise of outstanding stock options or vesting of outstanding restricted stock awards by means of net share settlement; or sales made in connection with the payment of income tax or withholding obligations relating to the exercise of outstanding options or vesting of outstanding restricted stock awards; in each case, subject to certain limitations and restrictions on the further transfer or disposition of the shares of common stock involved and with respect to SEC-required filings or other public announcements.

        We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

        Our common stock is listed on the NASDAQ under the symbol "UMPQ."

        In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement by electronic means, such as e-mail.

        In connection with this offering, the underwriter may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriter may close out any covered short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering.

        The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NASDAQ, in the over-the-counter market or otherwise.

        In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities or instruments. If the underwriter or its affiliates have a lending relationship with us, the underwriter or certain of its affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such exposure may be hedged by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of shares of common stock may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

        The Company, the selling shareholders, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares of common stock in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of common stock. Accordingly any person making or intending to make an offer in that Relevant Member State of shares of common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company, the selling shareholders, nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of common stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares of common stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 LEGAL MATTERS

        The validity of the shares of common stock to be sold in this offering will be passed upon for us by Andrew Ognall, general counsel of Umpqua, and certain other matters will be passed on by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Umpqua and FinPac

        The financial statements of Umpqua incorporated in this prospectus supplement by reference to Umpqua's Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Financial Pacific Holdings, LLC as of and for the year ended December 31, 2012, incorporated in this prospectus supplement by reference from Umpqua's Current Report on Form 8-K/A dated September 11, 2013, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Sterling

        The consolidated financial statements of Sterling as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated in this prospectus supplement by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

UMPQUA HOLDINGS CORPORATION

43,283,734 Shares of Common Stock
Warrants to Purchase 4,946,556 Shares of Common Stock

        This Prospectus relates to the offer and sale of up to 43,283,734 shares of our Common Stock, no par value per share (the "Common Stock"), and warrants to purchase a total of 4,946,556 shares of our Common Stock (including the underlying Common Stock, the "Warrants" and together with the Common Stock, the "Securities"), by certain Selling Shareholders as defined below. We issued the Common Stock to the Selling Shareholders as partial consideration in our acquisition of Sterling Financial Corporation, a Washington corporation ("Sterling" and the acquisition, the "Merger"), pursuant to a merger agreement between us and Sterling (the "Merger Agreement"). The Warrants were initially issued to the Sterling Anchor Investors (as defined below) by Sterling and, as provided under the Merger Agreement and the terms of the Warrants, were automatically converted into warrants exercisable for the consideration shareholders of Sterling received in the Merger of 1.671 shares of Common Stock and $2.18 per share of Sterling common stock (collectively, for each share of Sterling common stock, a "Unit of Merger Consideration"). We are registering the resale of the Securities pursuant to agreements we became party to with the Selling Shareholders in connection with the Merger.

        Our Common Stock is listed on the NASDAQ Global Select Market ("NASDAQ") under the symbol "UMPQ." On April 17, 2014, the closing price of our Common Stock on NASDAQ was $18.84 per share. The initial exercise price, subject to adjustment, of the Warrants as issued by Sterling was $14.52 per share of Common Stock, and, as adjusted pursuant to the terms of the Warrants since the date of initial issuance and pursuant to the Merger Agreement, is $12.88 per each Unit of Merger Consideration. The initial number of shares deliverable upon the exercise of the Warrants was 2,625,000 shares of the common stock of Sterling and, as adjusted pursuant to the terms of the Warrants since the date of initial issuance and pursuant to the Merger Agreement, is 4,946,556 shares of our Common Stock (along with $ 6,453,350 in cash). The Warrants may be exercised in whole or in part at any time or from time to time, but in no event later than 11:59 p.m., New York City time, on August 26, 2017. See "Description of the Warrants" below for more information.

        The Selling Shareholders may sell all or a portion of the shares of Common Stock and Warrants from time to time, in amounts and on terms determined at the time of offering by any means applicable to the Common Stock and Warrants described in the section of this Prospectus entitled "Plan of Distribution" beginning on page 21.

        We will not receive any proceeds from the sale of the shares of Common Stock or Warrants by the Selling Shareholders. We will, however, receive cash proceeds equal to the total exercise price of any Warrants that are exercised for cash, but will receive no cash if and to the extent that Warrants are exercised pursuant to the net, or "cashless," exercise feature of the Warrants.

        Investing in our Common Stock and Warrants involves significant risks. You should carefully read this Prospectus, our periodic reports and other information we have filed with the Securities and Exchange Commission, and the information under the heading "Risk Factors" beginning on page 2 of this Prospectus, before buying any Securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

        The Securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC"), the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this Prospectus is April 18, 2014.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this Prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Neither we, the Selling Shareholders, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our Securities. You should not interpret the contents of this Prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you consider before investing in our Securities.

        References to "Umpqua," the "Company," "we," "our," or "us" in this Prospectus refer to Umpqua Holdings Corporation, an Oregon corporation, and its consolidated subsidiaries on a combined basis, unless otherwise specified or the context otherwise requires. References to "our subsidiary bank" or "our banking subsidiary" refer to our subsidiary Umpqua Bank, an Oregon state-chartered bank and wholly-owned subsidiary of Umpqua.

i

ABOUT THIS PROSPECTUS

        This Prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, selling shareholders may sell any combination of the securities described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the securities selling shareholders may offer. Each time selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the Commission or the SEC. Our SEC filings are available to the public via the internet at the SEC's website (www.sec.gov). You may also inspect and copy any document we file with the SEC at the Commission's public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference facility.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:

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  our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 18, 2014;

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  Item 8 of the annual report of Sterling on Form 10-K for the fiscal year ended December 31, 2013, filed on February 26, 2014;

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  our definitive proxy statement on Schedule 14A filed on February 26, 2014;

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  our current reports on Form 8-K filed on January 31, 2014, February 28, 2014, March 19, 2014, April 1, 2014 and April 18, 2014, and on Form 8-K/A filed on September 11, 2013; and

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  the description of our common stock and the rights associated therewith included in the Form 8-K filed May 30, 2007, for the purposes of updating the description contained in the Registration Statement on Form 10 filed by Umpqua Bank (formerly known as South Umpqua Bank) pursuant to Section 12 of the Exchange Act with the Federal Deposit Insurance Corporation on February 6, 1998, and any amendment or reports filed for the purpose of updating that description. On March 19, 1999, the Company filed notice on Form 8-K12G3 that pursuant to Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to Umpqua Bank and the common stock of the Company was deemed to be registered pursuant to Section 12(g) of the Exchange Act.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus until all the Securities to which this Prospectus relates are sold shall be deemed incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Item 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Prospectus.

        Any statements made in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        You may request a copy of the information incorporated by reference into this Prospectus, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Investor Relations
20085 N.W. Tanasbourne Drive
Hillsboro, Oregon 97124
(503) 268-6675

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like, the negatives of such expressions, or the use of the future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

  •
  our ability to attract and retain deposits and loans;

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  demand for financial services in our market areas;

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  competitive market pricing factors;

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  future deterioration in economic conditions that could result in increased loan and lease losses;

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  risks associated with concentrations in real estate-related loans;

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  market interest rate volatility;

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  stability of funding sources and continued availability of borrowings;

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  changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth;

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  our ability to comply with the requirements of current and future regulatory orders issued to us and/or our banking subsidiary;

  •
  significant decline in the market value of the Company that could result in an impairment of goodwill;

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  our ability to recruit and retain key management and staff;

  •
  Sterling's business may not be integrated into Umpqua's successfully, or such integration may take longer to accomplish than expected;

  •
  the anticipated growth opportunities and cost savings from the Merger may not be fully realized or may take longer to realize than expected;

  •
  operating costs, customer losses and business disruption following the Merger, including adverse developments in relationships with employees, may be greater than expected; and

  •
  other risks associated with mergers and acquisitions and integration activities, including the Merger.

        Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings "Risk Factors" below. Unless legally required, Umpqua disclaims any obligation to update any forward-looking statements. You should consider any forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

 SUMMARY

        You should read the following summary together with the more detailed information regarding Umpqua and the Common Shares and Warrants offered hereby, including "risk factors" and our consolidated financial statements and related notes, incorporated by reference in this Prospectus. This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you.

 Our Company

        Umpqua Holdings Corporation, an Oregon corporation, is a bank holding company with two principal operating subsidiaries, Umpqua Bank and Umpqua Investments, Inc. Headquartered in Roseburg, Oregon, Umpqua Bank provides a wide range of banking, wealth management, mortgage and other financial services to corporate, institutional and individual customers. Umpqua Investments is a registered broker-dealer and investment advisor with offices in Portland, Lake Oswego, and Medford, Oregon and products and services offered through Umpqua Bank Stores. Umpqua Investments offers a full range of investment products and services including stocks, fixed income securities, mutual funds, annuities, options, retirement planning, money management services and life insurance. At December 31, 2013, Umpqua had, on a consolidated basis, assets of $11.6 billion, deposits of $9.1 billion and shareholders' equity of $1.7 billion.

        Umpqua's stock is traded on the NASDAQ Global Select Market under the symbol "UMPQ."

        The principal executive offices of Umpqua are located at One SW Columbia Street, Suite 1200, Portland, Oregon 97258, and its telephone number at that location is (503) 727-4100. Additional information about Umpqua and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information," beginning on page [ii].

Recent Developments

        On April 18, 2014, we completed the Merger with Sterling, pursuant to the Merger Agreement. Under the terms of the Merger Agreement, each share of common stock of Sterling was converted into the right to receive 1.671 shares of Common Stock and $2.18 in cash. As a result of the Merger, as provided under the Merger Agreement and the terms of the Warrants, the Warrants were automatically converted into warrants exercisable for the consideration shareholders of Sterling received in the Merger. See "Description of the Warrants" below for more information.

        We are registering the Securities covered by this Prospectus in order to fulfill our obligation under the Investor Letter Agreements, dated September 11, 2013, between Umpqua, Sterling and each of (1) Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. ("Warburg Pincus") and (2) Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. ("THL" and, together with Warburg Pincus, the "Sterling Anchor Investors"), entered into in connection with the Merger, and the related Investment Agreement, dated May 25, 2010, between Sterling and Warburg Pincus, as amended (the "Warburg Investment Agreement") and the Second Amended and Restated Investment Agreement, dated May 25, 2010, between Sterling and THL, as amended (the "THL Investment Agreement" and, together with the Warburg Investment Agreement, the "Investment Agreements"). Prior to the Merger, the Warrants and underlying shares of Sterling common stock were registered by Sterling.

RISK FACTORS

        An investment in the Securities involves risks. Before making an investment, you should carefully consider the risks described below, as well as the other information included or incorporated by reference into this Prospectus and any supplement hereto. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks. The price of, and market for, the Common Stock or Warrants could decline due to any of these risks, and you may lose all or part of your investment. This Prospectus, including the documents incorporated by reference herein, also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated by reference herein. Certain capitalized terms that appear below are defined elsewhere in this Prospectus or in the Annual Report on Form 10-K which is incorporated by reference herein.

RISK FACTORS RELATED TO THE SECURITIES

We may issue securities that could dilute the ownership of our existing shareholders and may adversely affect the market price of our Common Stock and Warrants.

        We may decide to raise additional funds through public or private debt or equity financings for a number of reasons, including in response to regulatory or other requirements to meet our liquidity and capital needs, to finance our operations and business strategy (including potential acquisitions) or for other reasons. If we raise funds by issuing equity securities or instruments that are convertible into equity securities, the percentage ownership of our existing shareholders will be reduced, the new equity securities may have rights, preferences and privileges superior to those of our Common Stock and additional issuances could be at a purchase price that is lower than the available market price for our Common Stock. Although there are anti-dilution adjustments in the Warrants offered hereby that may protect the holders thereof against below-market issuances, there is generally no such protection available to holders of our Common Stock. To the extent that any new issuance of equity securities triggers these anti-dilution adjustments, your ownership could be further diluted. Holders of our Common Stock have no pre-emptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series. The market price of our Common Stock or Warrants could decline as a result of sales of a large number of shares of Common Stock, preferred stock or similar securities in the market as a result of future sales of Common Stock or the perception that such sales could occur. We may also issue equity securities as consideration for acquisitions we may make that could be dilutive to existing shareholders.

Sales of substantial amounts of our Common Stock in the public markets could significantly reduce the prevailing market price of our Common Stock.

        Sales of our Common Stock may be made pursuant to this Prospectus in a variety of types of transactions, ranging from large underwritten block sales to small at-the-market sales. Sales of a large number of shares of our Common Stock can have a significant negative effect on the market price of our Common Stock. If our existing shareholders sell or indicate an intent to sell shares in a large underwritten block sale pursuant to this Prospectus or otherwise, the trading price of our Common Stock may decline significantly. Moreover, a person who agreed to purchase shares of our Common Stock in an at-the-market sale pursuant to this Prospectus prior to such indication may be bound to purchase shares at a price that is significantly higher than the market price at the time such transaction settles and such purchaser may not be able to resell such shares at prices at or above the original price paid in the at-the-market transaction.

As a bank holding company that conducts substantially all of our operations through our subsidiary bank, our ability to pay dividends, repurchase our shares or to repay our indebtedness depends upon liquid assets held by the holding company and the results of operations of our subsidiaries.

        The Company is a separate and distinct legal entity from our subsidiaries and it receives substantially all of its revenue from dividends paid from Umpqua Bank. There are legal limitations on the extent to which Umpqua Bank may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us. Our inability to receive dividends from Umpqua Bank could adversely affect our business, financial condition, results of operations and prospects.

        Various statutory provisions restrict the amount of dividends our subsidiary bank can pay to us without regulatory approval. Umpqua Bank may not pay cash dividends if that payment could reduce the amount of its capital below that necessary to meet the "adequately capitalized" level in accordance with regulatory capital requirements. It is also possible that, depending upon the financial condition of Umpqua Bank and other factors, regulatory authorities could conclude that payment of dividends or other payments, including payments to us, is an unsafe or unsound practice and impose restrictions or prohibit such payments. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve's view that a bank holding company should pay cash dividends only to the extent that its net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition.

Our Common Stock is equity and is subordinate to our existing and future indebtedness, and our Common Stock would be subordinate to any future preferred stock.

        Shares of our Common Stock are equity interests in Umpqua, do not constitute indebtedness and are not insured against loss by the FDIC or by any other public or private entity. Shares of our Common Stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy such claims, including in liquidation. Our Board of Directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our Common Stock, and the holders of our Common Stock do not have the right to prevent us from incurring indebtedness or other claims.

Holders of our Warrants will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes made with respect to them.

        Holders of our Warrants will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock) unless and until the holder elects to exercise its Warrants and receive Common Stock. Holders of the Warrants will be subject to all changes affecting our Common Stock. For example, if an amendment requiring shareholder approval is proposed to our certificate of incorporation or bylaws and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder's exercise of its Warrants, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Common Stock.

No public market for our Warrants currently exists, and an active trading market may not develop or be sustained following this offering.

        Prior to this offering, there has been no public market for the Warrants. An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell the Warrants at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of the Warrants. We are not currently able to comply with conditions required to list the Warrants on any securities exchange, and we may not be able to comply in the future. Failure to list the Warrants may further limit their trading market.

You May Be Subject To Tax Upon An Adjustment to the Number of Shares of Common Stock Underlying the Warrants or the Exercise Price of the Warrants Even Though You Do Not Receive a Corresponding Cash Distribution.

        The number of shares of Common Stock underlying the Warrants and the exercise price of the Warrants are subject to adjustment in certain circumstances. To the extent an adjustment, or failure to adjust, results in an increase in your proportionate interest in our assets or our earnings and profits, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend (to the extent deemed paid out of our earnings and profits) without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our Common Stock to be delivered upon exercise of Warrants. See "Material United States Federal Income Tax Considerations" in this Prospectus. In addition, Section 871(m) of the Code imposes a 30 percent (or a lower rate under an applicable treaty) withholding tax on "dividend equivalents" paid to non-U.S. investors. U.S. Treasury and the IRS have released proposed regulations that potentially apply the withholding requirements of Section 871(m) to instruments such as the Warrants. It is possible that we (or other paying agents) will be required to withhold on amounts with respect to the Warrants to the extent the number of shares of Common Stock underlying the Warrants or the exercise price of the Warrants are adjusted as a result of a dividend paid on our Common Stock, or potentially in the absence of an adjustment, and that the regulations, when finalized, will be applied retroactively to dividend equivalents previously deemed paid. The amount and timing of any withholding tax imposed under Section 871(m) may differ from the general withholding required on deemed dividends described above. See "Material United States Federal Income Tax Considerations" in this Prospectus.

RISK FACTORS RELATED TO THE STERLING MERGER

The market price of Umpqua Common Stock after the Merger may be affected by factors different from those affecting the shares of Sterling or Umpqua previously.

        Following our completion of the Merger, holders of Sterling Common Stock have become holders of Umpqua's Common Stock. Umpqua's business differs in important respects from that of Sterling, and, accordingly, the results of operations of the combined company and the market price of Umpqua Common Stock going forward may be affected by factors different from those affecting the independent results of Umpqua's and Sterling's operations prior to the Merger.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the Merger may not be realized.

        Umpqua and Sterling, prior to the Merger, operated independently. The success of the Merger, including anticipated benefits and cost savings, will depend, in part, on Umpqua's ability to successfully combine and integrate the businesses of Umpqua and Sterling in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the Merger. The loss of key employees could adversely affect Umpqua's ability to successfully conduct its business, which could have an adverse effect on Umpqua's financial results and the value of its common stock. If Umpqua experiences difficulties with the integration process, the anticipated benefits of the Merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Umpqua to lose customers or cause customers to remove their accounts from Umpqua and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on Umpqua for an undetermined period. In addition, the actual cost savings of the Merger could be less than anticipated.

As a result of the Merger, affiliates of Thomas H. Lee Partners, L.P. ("Thomas H. Lee Partners") and Warburg Pincus are substantial holders of our Common Stock.

        Following the closing of the Merger, Thomas H. Lee Partners and Warburg Pincus each became beneficial owners of our outstanding Common Stock, with their respective ownership percentages each equating to approximately 11.0% as of April 18, 2014, assuming the full exercise of their Warrants. Although each of Thomas H. Lee Partners and Warburg Pincus acts independently of the other with respect to their ownership of our Common Stock, each may make decisions with respect to fundamental corporate transactions that may not be aligned with the interests of other shareholders in the pursuit of their respective economic interests.

 USE OF PROCEEDS

        We will receive no proceeds from shares of Common Stock or Warrants sold by the Selling Shareholders.

        A portion of the shares of Common Stock covered by this Prospectus are issuable upon exercise of the Warrants issued to the Selling Shareholders. The exercise price of the Warrants held by the Sterling Anchor Investors issued is $12.88 per each Unit of Merger Consideration. Upon any exercise of the Warrants for cash, the Selling Shareholders will pay us the exercise price. However, the Warrants also may be exercised on a cashless basis. We will not receive any cash payment from the Selling Shareholders upon any exercise of the Warrants on a cashless basis. To the extent we receive proceeds from the cash exercise of the Warrants, we may use such proceeds for general corporate purposes or may contribute a portion of the proceeds to Umpqua Bank. General corporate purposes may include the pay down of liabilities and the funding of potential acquisitions.

DESCRIPTION OF COMMON STOCK

        The following is a brief description of the material provisions of our Common Stock. This description is not complete, and is qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, our amended and restated Bylaws and the Oregon Business Corporation Act (the "OBCA"), copies of which are available as set forth under "Where You Can Find More Information." Our Restated Articles of Incorporation, including the amendments thereto, and our Bylaws are filed as exhibits to the Registration Statement of which this Prospectus forms a part and are incorporated by reference herein.

Shares Authorized

        Umpqua's authorized capital stock consists of 400,000,000 shares of Common Stock, no par value per share and 4,000,000 shares of preferred stock, no par value per share. As of April 18, 2014, following consummation of the Merger, there were approximately 216,718,900 shares of Umpqua Common Stock outstanding and no shares of Umpqua preferred stock outstanding.

        We are authorized under our restated articles of incorporation, as amended, to issue additional shares of authorized capital stock, generally without shareholder approval, but subject to applicable law and stock exchange listing requirements. An amendment to our articles to change the authorized capital stock requires the approval of our Board of Directors and shareholders casting more votes in favor of such an amendment than the number of votes cast in opposition.

Listing

        Umpqua Common Stock is listed on the NASDAQ Global Select Market and traded under the symbol "UMPQ." Following the merger, shares of Umpqua Common Stock will continue to be traded on the NASDAQ Global Select Market.

Dividend Rights

        The OBCA allows an Oregon business corporation to make a distribution, including payment of dividends, only if, after giving effect to the distribution, in the judgment of the board of directors: (1) the corporation would be able to pay its debts as they become due in the usual course of business; and (2) the corporation's total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

        Payment of dividends is subject to determination and declaration by the Umpqua board of directors and depends on a number of factors, including capital requirements, legal, and regulatory limitations on the payment of dividends, the results of operations and financial condition, tax considerations and general economic conditions. The holders of Umpqua Common Stock will be entitled to receive and share equally in these dividends as they may be declared by the Umpqua board of directors out of funds legally available for such purpose.

Voting Rights

        Each share of Common Stock is entitled to one vote on matters submitted to a vote of shareholders. A majority of the votes cast on a matter is sufficient to take action upon routine matters, while the affirmative vote of a majority of the outstanding shares is required to approve a merger or dissolution or sale of all of Umpqua's assets. Directors are elected by a plurality of votes cast and holders of Common Stock may not cumulate votes in the election of directors.

        In general, amendments to Umpqua's articles of incorporation must be approved by a number of votes cast in favor of the amendment that exceeds the number cast opposing the amendment. Amendments to Umpqua's articles of incorporation concerning (1) limitation of director liability, (2) indemnification of directors and (3) provisions related to the consideration of other constituencies when evaluating mergers, tender or exchange offers and similar proposals, however, currently require the approval of at least 75% of all votes entitled to be cast on the amendment.

Preemptive and Other Rights

        Holders of Common Stock have no preemptive rights and have no other rights to subscribe for additional securities of Umpqua under Oregon law. Preemptive rights are the priority right to buy additional shares if Umpqua issues more shares in the future. Therefore, if additional shares are issued by Umpqua without the opportunity for existing shareholders to purchase more shares, a shareholder's ownership interest may be subject to dilution.

Amendment of the Bylaws

        Under Oregon law, a corporation's board of directors may amend or repeal the corporation's bylaws unless the corporation's articles of incorporation or Oregon law reserves the power to amend the bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. A corporation's shareholders may also amend or repeal the bylaws.

        Umpqua's bylaws grant the board of directors the power to amend or repeal the bylaws, subject to amendment or repeal by action of the shareholders, at any regular meeting or any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or waived in writing.

Shareholder Approval of a Merger, Share Exchange, Sale of Assets or Dissolution

        A merger or share exchange, sale of all or substantially all of the corporation's assets not in the regular course of business, or dissolution generally must be approved by a majority of all shareholder votes entitled to be cast thereon and of each voting group entitled to vote separately.

Special Meetings of Shareholders

        Special meetings of shareholders may be called at any time by the Chief Executive Officer or the board of directors, or on demand in writing by shareholders of record holding shares with at least 10% of the votes entitled to be cast on any matter proposed to be considered at the special meeting.

DESCRIPTION OF THE WARRANTS

        The following is a brief description of the material provisions of the Warrants. This description is not complete, and is qualified in its entirety by reference to the Warrants. The Warrants are filed as Exhibits 4.2 and 4.3 to the Registration Statement of which this Prospectus forms a part and are incorporated by reference herein.

General

        Each Warrant initially represented the right to purchase the number of shares of common stock of Sterling ("Sterling Common Stock") described below with respect to each Warrant, however, the Warrants are transferable in single share increments. The number of shares of our Common Stock that the Warrants confer a right to purchase, which we refer to as the "number of underlying shares," is subject to the adjustments described below under the heading "—Adjustments to the Warrants." As a result of the Merger, the Warrants were adjusted such that the Warrants are now exercisable for aggregate Merger Consideration equal to 4,946,556 shares of Umpqua Common Stock along with $6,453,350 in cash.

Common Stock Subject to the Warrants

        The Warrants were initially exercisable (after adjustment for Sterling's initial stock split) for 2,625,000 shares of Sterling Common Stock. As a result of the Merger and other antidultion adjustments prior to the Merger, pursuant to the terms of the Warrants, the Warrants are now exercisable for 4,946,556 shares of Umpqua Common Stock (along with $6,453,350 in cash). The number of shares deliverable upon the exercise of the Warrants and the exercise price are subject to further adjustment described below in the section entitled "—Adjustments to the Warrants," and have been adjusted as a result of the Merger as described below in the section entitled "—Adjustments to the Warrants—Adjustments in Connection with Business Combinations."

Exercise of the Warrants

        The initial exercise price, subject to adjustment, applicable to the Warrants was $14.52 per share of Sterling Common Stock. As a result of subsequent adjustments made pursuant to the terms of the Warrants, the exercise price for each Warrant is now $12.88 per each Unit of Merger Consideration. The right to purchase the Merger Consideration represented by the Warrants is exercisable, in whole or in part by the holder, at any time or from time to time, but in no event later than 11:59 p.m., New York City time, on August 26, 2017 (the "Expiration Time"), by the surrender of the Warrant and the notice of exercise in substantially the form annexed to the Warrants, duly completed and executed on behalf of the holder, at Umpqua's principal executive office, and payment of the exercise price for the Units of Merger Consideration thereby purchased at the election of the holder. The exercise price may be paid by tendering in cash, by certified or cashier's check payable to the order of Umpqua, or by wire transfer of immediately available funds to an account designated by Umpqua. Alternatively, the exercise price may be paid by having Umpqua withhold cash and shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate exercise price as to which the Warrant is so exercised based on the market price of the Common Stock on the trading day immediately prior to the date on which the Warrant and the notice of exercise are delivered to Umpqua.

        Upon exercise of the Warrants, in addition to the cash portion of the Unit of Merger Consideration, certificates for Common Stock will be issued in such name or names as the exercising warrantholder may designate and will be delivered to such named person or persons within a reasonable time, not to exceed three business days after the date on which the Warrant has been duly exercised in accordance with the terms of the Warrants. We have agreed that the shares of Common Stock so issued will be deemed to have been issued to the warrantholder as of the close of business on the date on which the Warrant and payment of the exercise price are delivered to us in accordance with the terms of the Warrant, notwithstanding that our stock transfer books may then be closed or certificates representing such shares may not be actually delivered on such date. We will not issue fractional shares upon any exercise of the Warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the market price, as defined below, of our Common Stock less the pro-rated exercise price for such fractional share. We will at all times reserve the aggregate number of shares of Common Stock for which the Warrants may be exercised.

        Issuance of any shares of Common Stock deliverable upon the exercise of the Warrants will be made without charge to the holder of the Warrant for any issue or transfer tax or other incidental expense in respect of the issuance of those shares, all of which taxes and expenses shall be paid by Umpqua.

        If the warrantholder does not exercise the Warrant in its entirety, the warrantholder will be entitled to receive from Umpqua within a reasonable time, and in any event not exceeding three business days, as defined in the Warrants, a new warrant in substantially identical form for purchase of that number of shares of Common Stock and cash equal to the difference between the number of shares of Common Stock and cash subject to the Warrants held by the warrantholder and the number of shares of Common Stock and cash as to which the Warrant is so exercised.

Rights as a Shareholder

        The holder of the Warrant has no voting rights or other rights as a shareholder until (and then only to the extent) that the Warrant has been exercised.

Transferability

        Subject to compliance with applicable securities laws and the transfer restrictions printed on the face of the warrant, the holder of a Warrant is permitted to transfer, sell, assign or otherwise dispose of all or a portion of the Warrant at any time.

Adjustments to the Warrants

        The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one sub-section of this Adjustments to the Warrants section so as to result in duplication; provided, further, that, notwithstanding any provision of the Warrants to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any holder of the Warrant and its affiliates, collectively, being in violation of any ownership limit (excluding for purposes of this calculation any reduction in the percentage of voting securities or other capital stock of Umpqua such holder of the Warrant and its affiliates so owns, controls or has the power to vote resulting from transfers by the Sterling Anchor Investors and their affiliates of securities purchased by the Sterling Anchor Investors pursuant to their Investment Agreements) or any other applicable law, regulation or rule of any governmental authority or self-regulatory organization. Any adjustment (or portion thereof) prohibited pursuant to the foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.

        Common Stock Issued at Less than the Applicable Price.    (i) if Umpqua issues or sells, or agrees to issue or sell, any Common Stock or other securities that are convertible into or exchangeable or exercisable for or otherwise linked to Common Stock, other than excluded stock, for consideration per share less than the applicable price then the exercise price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced based on the following formula:

EP1	=	EP0	×	(OS0 + C) OS1

        where,

EP0	=	the exercise price in effect immediately prior to the record date for the issuance or sale at less than the applicable price;
EP1	=	the exercise price in effect immediately after the record date for such issuance or sale at less than the applicable price;
OS0	=	the number of shares of Common Stock outstanding (including shares of Common Stock issuable upon the exercise of the Warrant) immediately prior to such issuance or sale;
OS1	=	the new number of shares of Common Stock outstanding (including shares of Common Stock issuable upon exercise of the Warrant) immediately after such issuance or sale; and
C	=
the number of shares of Common Stock which the aggregate consideration received by Umpqua for the total number of such additional shares of Common Stock so issued or sold would purchase at the applicable price, as defined in the Warrants.

        The number of shares of Common Stock issuable upon the exercise of the Warrants shall be increased based on the following formula:

OS1	=	OS0 × EP0 EP1

        where,

OS0	=	the number of shares of Common Stock issuable upon the exercise of the Warrant immediately prior to such issuance or sale;
OS1	=	the new number of shares of Common Stock issuable upon exercise of the Warrant after such issuance or sale;
EP0	=	the exercise price in effect immediately prior to the record date for the issuance or sale at less than the applicable price; and
EP1	=	the exercise price in effect immediately after the record date for the issuance or sale at less than the applicable price.

        For the avoidance of doubt, no increase in the exercise price or reduction in the number of shares issuable upon exercise of the Warrants shall be made pursuant to clause (i) of this section entitled Common Stock Issued at Less than the Applicable Price.

         (ii)  For the purposes of any adjustment of the exercise price and the number of shares issuable upon exercise of the Warrants under this section, the following provisions shall be applicable:

          (1)   in the case of the issuance or sale of equity or equity-linked securities for cash, the amount of the consideration received by Umpqua shall be deemed to be the amount of the gross cash proceeds received by Umpqua for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by Umpqua for any underwriting or otherwise in connection with the issuance and sale thereof;

          (2)   in the case of the issuance or sale of equity or equity-linked securities (otherwise than upon the conversion of shares of capital stock or other securities of Umpqua) for a consideration in whole or in part other than cash, including securities acquired in exchange therefore (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value, before deducting therefrom any discounts or commissions allowed, paid or incurred by Umpqua for any underwriting or otherwise in connection with the issuance and sale thereof;

          (3)   in the case of the issuance of (i) options, warrants or other rights to purchase or acquire equity or equity-linked securities (whether or not at the time exercisable) or (ii) securities by their terms convertible into or exchangeable for equity or equity-linked securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

            (a)   the aggregate maximum number of shares of securities deliverable upon exercise of such options, warrants or other rights to purchase or acquire equity or equity-linked securities shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in this section entitled Common Stock Issued at Less than the Applicable Price), if any, received by Umpqua upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the equity or equity-linked securities covered thereby.

            (b)   the aggregate maximum number of shares of equity or equity-linked securities deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by Umpqua for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in this section entitled Common Stock Issued at Less than the Applicable Price), if any, to be received by Umpqua upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

            (c)   on any change in the number of shares of equity or equity-linked securities deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by Umpqua upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the exercise price and the number of shares issuable upon exercise of the Warrants as then in effect shall forthwith be readjusted to such exercise price and number of shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

            (d)   if the exercise price and the number of shares issuable upon exercise of the Warrants shall have been adjusted upon the issuance or sale or any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the exercise price and the number of shares issuable upon exercise of the Warrants shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

        Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications or Combinations.    If we declare a dividend or make a distribution on our Common Stock in shares of Common Stock, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of shares issuable upon exercise of the Warrants at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such warrantholder would have owned or been entitled to receive after such date had the Warrants been exercised immediately prior to such date. In such event, the exercise price will be adjusted based on the following formula:

EP1	=	EP0 × OS0 OS1

        where,

EP0	=	the exercise price in effect immediately prior to the record or effective date for the dividend, distribution, subdivision, combination or reclassification, as the case may be;
EP1	=	the exercise price in effect immediately after the record or effective date for such dividend, distribution, subdivision, combination or reclassification, as the case may be;
OS0	=	the number of shares of Common Stock issuable upon exercise of the Warrant before such adjustment; and
OS1	=	the new number of shares of Common Stock issuable upon exercise of the Warrant after such adjustment.

        Adjustments in Connection with Other Distributions.    If we fix a record date for the making of a distribution to all holders of shares of our Common Stock, of shares of any class other than our Common Stock, of evidence of indebtedness of Umpqua or our subsidiaries, of assets or cash (excluding the amount of ordinary cash dividends, and dividends or distributions referred to above in the section entitled Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications or Combinations), or of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the exercise price in effect prior to such record date will be reduced based on the following formula:

EP1	=	OS0 × EP0 - FMV OS0

        where,

EP0	=	the exercise price in effect on such record date;
EP1	=	the exercise price in effect immediately after the record date for such distribution of securities, evidences of indebtedness, assets, cash, rights or warrants;
OS0	=	the number of shares of Common Stock outstanding on such record date; and
FMV	=	the fair market value of shares of Common Stock, evidences of indebtedness, assets, cash, rights or warrants to be so distributed.

        The number of shares of Common Stock issuable upon the exercise of the Warrants shall be increased based on the following formula:

OS1	=	OS0 × EP0 EP1

        where,

OS0	=	the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such distribution;
OS1	=	the new number of shares of Common Stock issuable upon exercise of the Warrant after such distribution;
EP0	=	the exercise price in effect immediately prior to the record date for the distribution of securities, evidences of indebtedness, assets, cash, rights or warrants; and
EP1	=	the exercise price in effect immediately after the record date for such distribution of securities, evidences of indebtedness, assets, cash, rights or warrants.

        In the event that such distribution is not so made, the exercise price and the number of shares issuable upon exercise of the Warrants then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, cash, rights or warrants, as the case may be, to the exercise price that would then be in effect and the number of shares that would then be issuable upon exercise of the Warrants if such record date had not been fixed.

        Adjustments in Connection with Certain Repurchases of Common Stock.    A "pro rata repurchase" is defined as any purchase of shares of our Common Stock by Umpqua or an affiliate of ours pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any other offer available to substantially all holders of our Common Stock, in each case whether for cash, shares of our capital stock, our other securities, evidences of indebtedness or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of our subsidiaries), or any combination thereof, effected while the Warrant is outstanding, provided, however, that "pro rata repurchase" shall not include any purchase of shares by us or an affiliate made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. If we effect a pro rata repurchase of our Common Stock, then the exercise price will be reduced based on the following formula:

EP1	=	EP0	×	(OS0 × MP0) - PP (OS0 - OS1) × MP0

        where,

EP0	=	the exercise price in effect immediately prior to the effective date of the pro rata repurchase;
EP1	=	the exercise price in effect immediately after the effective date of the pro rata repurchase;
OS0	=	the number of shares of Common Stock outstanding immediately prior to such pro rata repurchase;
OS1	=	the number of shares of Common Stock so repurchased;

MP0	=	the market price per share of Common Stock on the trading day immediately preceding the first public announcement by Umpqua or any of its affiliates of the intent to effect the pro rata repurchase; and
PP	=	the aggregate purchase price of the pro rata repurchase.

        The number of shares of Common Stock issuable upon exercise of the Warrant will be increased based on the following formula:

OS1	=	OS0 × EP0 EP1

        where,

OS0	=	the number of shares of Common Stock issuable upon exercise of the Warrant before such adjustment;
OS1	=	the new number of shares of Common Stock issuable upon exercise of the Warrant after such adjustment;
EP0	=	the exercise price in effect immediately prior to the effective date of the pro rata repurchase; and
EP1	=	the exercise price in effect immediately after the effective date of the pro rata repurchase.

        The "effective date" of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer that is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

        Adjustments in Connection with Business Combinations.    In the case of any business combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to above in the section entitled Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications or Combinations) any shares issued or issuable upon exercise of the Warrants after the date of such business combination or reclassification shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such business combination or reclassification) upon exercise of the Warrants immediately prior to the consummation of such business combination or reclassification would have been entitled upon consummation of such business combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. In determining the kind and amount of stock, securities or the property receivable upon consummation of such business combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the warrantholder shall have the right to make a similar election upon exercise of the Warrants with respect to the number of shares of stock or other securities or property which the warrantholder will receive upon exercise of the Warrants.

        In connection with the Merger, the number of shares into which the Warrants were exercisable was adjusted as provided by this subsection. Accordingly, the Warrants are currently exercisable for 4,946,556 shares of Common Stock and $6,453,350 in cash.

        All such adjustments will be made to the nearest one-tenth (1/10th) of a cent. No adjustment in the exercise price or the number of shares into which the Warrants are exercisable shall be made if the amount of such adjustment would be less than $0.01, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or more.

        Timing of Issuance of Additional Common Stock Upon Certain Adjustments.    In any case in which the provisions of this Adjustments to the Warrants section shall require that an adjustment shall become effective immediately after a record date for an event, Umpqua may defer until the occurrence of such event (i) issuing to the holder of the Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that Umpqua upon request shall deliver to such warrantholder a due bill or other appropriate instrument evidencing such warrantholder's right to receive such additional shares, and such case, upon the occurrence of the event requiring such adjustment.

        Adjustment for Unspecified Actions.    If Umpqua takes any action affecting the Common Stock, other than action described in this Adjustments to the Warrants section, which in the reasonable judgment of Umpqua's board of directors (the "Board of Directors") would adversely affect the exercise rights of the warrantholder, the exercise price for the Warrants and/or the number of shares received upon exercise of the Warrants shall be adjusted for the warrantholder's benefit (the "Adjustment"), to the extent permitted by law, in such manner, and at such time, as the Board of Directors after consultation with the warrantholder shall reasonably determine to be equitable in the circumstances. In the event that an Adjustment or the Board of Director's failure to make an Adjustment is disputed (each, a "Disputed Adjustment Matter"), such Disputed Adjustment Matter shall be resolved through the appraisal procedure mutatis mutandis, as defined in the Warrants.

        For purposes of these adjustment provisions:

        "ordinary cash dividends" means the portion, if any, of any cash dividend that (i) is made out of surplus or net profits legally available therefore (determined in accordance with generally accepted accounting principles, consistently applied) and (ii) (a) prior to August 26, 2015, does not exceed $4,500,000 per quarter in the aggregate and (b) on or after August 26, 2015, does not exceed 20% of Umpqua's quarterly net income, as defined in the Warrants, per quarter in the aggregate.

        "market price" of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sales price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the NASDAQ on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the NASDAQ on any date of determination, the closing price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, of if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by the Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by Umpqua for this purpose.

Amendment

        The Warrants may be amended and the observance of any term of the Warrants may be waived only, in the case of an amendment, with the written consent of Umpqua and the warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

Governing Law

        The Warrants shall constitute a contract under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state. The Warrants shall be binding upon any successors or assigns of Umpqua.

SELLING SHAREHOLDERS

        The table below sets forth information concerning the resale of Securities by certain selling shareholders (the "Selling Shareholders"). The Selling Shareholders acquired Warrants pursuant to recapitalization transactions Sterling entered into in August 2010 and acquired Common Stock pursuant to the Merger. Except as discussed in "Use of Proceeds," we will not receive any proceeds from the resale of Securities by the Selling Shareholders. The Selling Shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

        The following table is based on information provided to us by the Selling Shareholders on or about April 18, 2014 and as of such date. Because the Selling Shareholders may sell all, some or none of the Securities, no estimate can be given as to the amount of shares that will be held by the Selling Shareholders upon termination of this offering. For purposes of the table below, we have assumed that no Securities will be held by the Selling Shareholders at such time.

	Beneficial Ownership Prior to the Offering						Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Number of Warrants Beneficially Owned(1)	Number of Shares Underlying Warrants	Percent(2)	Shares Being Offered	Warrants Being Offered	Number of Shares Beneficially Owned	Number of Warrants Beneficially Owned	Percent
Selling Shareholders
Thomas H. Lee Partners, L.P.(3) 100 Federal Street, 35th Floor Boston, MA 02110	21,647,448	1,480,119	2,473,278	11.0	21,647,448	1,480,119	0	0	*
Warburg Pincus Private Equity X, L.P.(4) 450 Lexington Avenue New York, NY 10017	20,965,562	1,434,235	2,396,606	10.7	20,965,562	1,434,235	0	0	*
Warburg Pincus X Partners, L.P.(4) 450 Lexington Avenue New York, NY 10017	670,724	45,884	76,672	*	670,724	45,884	0	0	*

*
Less than 1 percent

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days of April 18, 2014. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. This column does not include shares of Common Stock underlying the Warrants.

(2)
Represents percentage of shares of Common Stock beneficially owned (including shares of Common Stock underlying Warrants in accordance with Rule 13d-3 under the Exchange Act). Based on shares outstanding at April 18, 2014 of approximately 216,718,900. Percentage is calculated by dividing the sum of shares of Common Stock beneficially owned by such person (which includes shares of Common Stock underlying the Warrants owned by such person) by the sum of shares outstanding at April 18, 2014 (approximately 216,718,900) and the number of shares of Common Stock underlying the Warrants held by such person.

(3)
Consists of 11,922,549 shares of Common Stock and 815,617 Warrants held by Thomas H. Lee Equity Fund VI, L.P., 8,073,324 shares of Common Stock and 552,287 Warrants held by Thomas H. Lee Parallel Fund VI, L.P., 1,410,250 shares of Common Stock and 96,473 Warrants held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 230,170 shares of Common Stock and 15,742 Warrants held by THL Sterling Equity Investors L.P. (collectively, the "THL Funds"), and 11,155 shares of Common Stock held by THL Managers VI, LLC. The general partner of the THL Funds is THL Equity Advisors VI, LLC, whose sole member is Thomas H. Lee Partners, L.P., whose general partner is Thomas H. Lee Advisors, LLC, whose managing member is THL Holdco, LLC. The managing member of THL Managers VI, LLC is Thomas H. Lee Partners, L.P. Voting and investment determinations with respect to the shares held by the THL Funds and THL Managers VI, LLC are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds and THL Managers VI, LLC. Each of

  Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. The address of each of Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(4)
Warburg Pincus Private Equity X, L.P., a Delaware limited partnership ("WPX") and Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners" and together with WP X, the "WP X Funds") are the holders of 21,636,286 shares of Common Stock and the Warrants exercisable for 2,473,278 shares of Common Stock. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X LP"), is the general partner of the WP X Funds; Warburg Pincus X, LLC, a Delaware limited liability company ("WP X LLC") is the general partner of WP X LP; Warburg Pincus Partners, LLC, a New York limited liability company ("WP Partners") is the sole member of WP X LLC and Warburg Pincus & Co., a New York general partnership ("WP") is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC") manages the WP X Funds. Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC and may be deemed to control the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

 DIVIDEND POLICY

        During 2013, Umpqua's Board of Directors approved a quarterly cash dividend of $0.10 per common share for the first quarter, $0.20 per common share for the second quarter and $0.15 per common share for the third and fourth quarters. These dividends were made pursuant to our existing dividend policy and in consideration of, among other things, earnings, regulatory capital levels, the overall payout ratio and expected asset growth. We expect that the dividend rate will be reassessed on a quarterly basis by the Board of Directors in accordance with the dividend policy.

        No assurances can be given that any dividends will be paid by Umpqua or that dividends, if paid, will not be reduced in future periods. Dividends from Umpqua will depend, in large part, upon receipt of dividends from Umpqua Bank, and any other banks which Umpqua acquires, because Umpqua will have limited sources of income other than dividends from Umpqua Bank and earnings from the investment of proceeds from the sale of shares of common stock retained by Umpqua. In addition, the terms of Umpqua's outstanding junior subordinated debentures prohibit Umpqua from declaring or paying dividends on its common stock if it is aware of any event that would be an event of default under the indenture governing those junior subordinated debentures or at any time that Umpqua has deferred payment of interest on those debentures.

        Umpqua's Board of Directors may change its dividend policy at any time, and the payment of dividends by banks and financial holding companies is generally subject to legal and regulatory limitations.

 PLAN OF DISTRIBUTION

        We are registering the Common Stock and Warrants covered by this Prospectus to permit the Selling Shareholders to conduct public secondary trading of the Common Stock or Warrants from time to time after the date of this Prospectus. We will not receive any of the proceeds of the sale of the Common Stock or Warrants offered by this Prospectus. We may, however, receive cash proceeds equal to the total exercise price of any Warrants that are exercised for cash, but will receive no cash if and to the extent that Warrants are exercised pursuant to the net, or "cashless," exercise feature of the Warrants. The aggregate proceeds to the Selling Shareholders from the sale of the Common Stock or Warrants will be the offering price of the Common Stock or Warrants less any discounts and commissions. A Selling Shareholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of the Common Stock or Warrants to be made directly or through agents.

        The Common Stock or Warrants offered by this Prospectus may be sold from time to time to purchasers:

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  directly by the selling shareholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest, or

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  through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling shareholders or the purchasers of the Common Stock or Warrants. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

        The Selling Shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Common Stock or Warrants may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the Common Stock or Warrants by such Selling Shareholders and any discounts, commissions or agent's commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

        The Common Stock or the Warrants may be sold in one or more transactions at:

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  fixed prices;

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  prevailing market prices at the time of sale (although there is currently no established market price for the Warrants);

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  in the case of the Warrants, a price based on the relationship between the exercise price of the Warrants and the prevailing market price for the Common Stock at the time of sale;

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  prices related to such prevailing market prices;

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  varying prices determined at the time of sale; or

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  negotiated prices.

        These sales may be effected in one or more transactions:

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  on any national securities exchange or quotation on which the Common Stock or Warrants may be listed or quoted at the time of the sale;

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  in the over-the-counter market;

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  in transactions other than on such exchanges or services or in the over-the-counter market;

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  through the writing of options (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

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  in a public auction;

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  through the settlement of short sales;

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  directly to persons or entities; or

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  through any combination of the foregoing.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with the sales of the Common Stock or Warrants, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

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  engage in short sales of the Common Stock or Warrants in the course of hedging their positions;

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  sell the Common Stock or Warrants short and deliver the Common Stock or Warrants to close out short positions;

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  loan or pledge the Common Stock or Warrants to broker-dealers or other financial institutions that in turn may sell the Common Stock or Warrants;

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  enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Common Stock or Warrants, which the broker-dealer or other financial institution may resell under the prospectus; or

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  enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

        Our Common Stock is listed on NASDAQ under the symbol "UMPQ." We do not intend to list the Warrants on any Exchange.

        The Company is not aware of any current plans, arrangements or understandings between any Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of our securities by the Selling Shareholders.

        There can be no assurance that any Selling Shareholder will sell any or all of the Common Stock or Warrants under this Prospectus. Further, we cannot determine whether any such Selling Shareholder will transfer, devise or gift the Common Stock or Warrants by other means not described in this Prospectus. In addition, any Common Stock and Warrants covered by this Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Common Stock and Warrants covered by this Prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this Prospectus. The Common Stock and Warrants may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock and Warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

        The Selling Shareholders and any other person participating in the sale of the Common Stock or Warrants will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Stock or Warrants by the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock or Warrants to engage in market-making activities with respect to the particular security being distributed. This may affect the marketability of the Common Stock or Warrants and the ability of any person or entity to engage in market-making activities with respect to the Common Stock or Warrants.

        We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Common Stock or Warrants to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any legal counsel fees (except as described below), underwriting discounts or commissions or transfer taxes relating to the sale of shares of the Common Stock or Warrants. In the case of the Sterling Anchor Investors, we have also agreed to pay the reasonable fees and expenses of a single legal counsel appointed to represent the Sterling Anchor Investors, collectively, in connection with any registration of the Common Stock or Warrants.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences relevant to acquiring and owning the Warrants and any Common Stock received upon the exercise of the Warrants. This summary applies only to holders that acquire Warrants in this offering at the offering price and hold the Warrants (and any Common Stock received upon the exercise of Warrants) as a capital asset.

        For purposes of this summary, a "U.S. holder" means a beneficial owner of Warrants (or Common Stock acquired upon the exercise of Warrants) that is (i) a citizen or resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

        For purposes of this summary, a "non-U.S. holder" means a beneficial owner of Warrants (or Common Stock acquired upon the exercise of Warrants) that is not a U.S. holder and not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to change, perhaps retroactively, and to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below.

        This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. In addition, it does not address the U.S. federal income tax consequences to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a bank or other financial institution, insurance company, broker or dealer in securities, trader in securities that elects to use a mark-to-market method of accounting, tax-exempt organization, foreign government or agency, U.S. expatriate, "controlled foreign corporation," "passive foreign investment company," U.S. holder whose functional currency for tax purposes is not the U.S. dollar or a person who holds the Warrants or our Common Stock in a straddle or as part of a hedging or conversion transaction). This summary does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax. We cannot assure you that a change in law will not alter significantly the tax consequences that we describe in this summary.

        If an entity classified as a partnership for U.S. federal income tax purposes holds Warrants (or Common Stock received upon the exercise of Warrants), the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding Warrants or our Common Stock, or a partner in such a partnership, you should consult your tax advisors.

        If you are considering the purchase of Warrants, you should consult your own tax advisors concerning the particular U.S. federal tax consequences to you of the ownership and disposition of Warrants and any Common Stock received upon the exercise of Warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

U.S. Holders

  Sale of a Warrant

        In general, if you are a U.S. holder of a Warrant, you will recognize gain or loss upon the sale of the Warrant in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Warrant. Your initial tax basis in a Warrant will be the price you paid for it. Gain or loss attributable to the sale of a Warrant will generally be capital gain or loss. Capital gain of a noncorporate U.S. holder is generally eligible for reduced rates of taxation where the U.S. holder has a holding period greater than one year. The deductibility of capital losses is subject to limitation.

  Exercise of the Warrants

        Cashless Exercise: The tax consequences of the cashless exercise of a Warrant are not clear. Exercise of the Warrants may be treated as a tax-free non-recognition event (except with respect to any cash received in lieu of a fractional share) for U.S. federal income tax purposes, either because (i) the Warrants are treated as options to acquire a variable number of shares of our Common Stock on exercise with no exercise price, or (ii) the exchange of Warrants for stock is treated as a recapitalization. In either case, a U.S. holder's tax basis in the Common Stock received will equal the U.S. holder's adjusted tax basis in the Warrants, less any basis attributable to any fractional share. Your receipt of cash in lieu of a fractional share of Common Stock will generally be treated as if you received the fractional share and then received such cash in redemption of the share, generally resulting in capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the Common Stock that is allocable to the fractional share. If the characterization described in clause (i) above applies, the holding period of Common Stock received upon the exercise of a Warrant should commence on the day after the Warrant is exercised, or possibly on the date of exercise. Alternatively, if the exercise of Warrants is treated as a recapitalization, the holding period of Common Stock received upon the exercise of a Warrant will include the U.S. holder's holding period for the Warrant.

        It is also possible that exercise of the Warrants could be treated as a taxable exchange in which gain or loss will be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term will depend on the characterization of that exchange. If a U.S. holder is treated as selling a portion of the Warrants or underlying shares of our Common Stock for cash that is used to pay the exercise price for the Warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. holder's adjusted tax basis attributable to the Warrants or shares of our Common Stock deemed to have been sold. If the U.S. holder is treated as selling Warrants, such U.S. holder will have long-term capital gain or loss if it has held the Warrants for more than one year. If the U.S. holder is treated as selling underlying shares of our Common Stock, such U.S. holder will have short-term capital gain or loss. In either case, a U.S. holder of a Warrant will also recognize gain or loss in respect of the cash received in lieu of any fractional share of our Common Stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. holder's tax basis attributable to such fractional share. The deductibility of capital losses is subject to limitations. If a U.S. holder is treated as selling a portion of the Warrants or underlying shares of our Common Stock for cash that is used to pay the exercise price for the Warrants, such U.S. holder will have a tax basis in the shares of our Common Stock received equal to the aggregate basis in the Warrants plus the amount of gain recognized on such deemed exchange, and a holding period beginning on the day after the date of the exchange, or possibly on the date of the exchange.

        Alternatively, if the U.S. holder is treated as exchanging, in a taxable exchange, the Warrants for shares of our Common Stock received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of our Common Stock and cash in lieu of any fractional share received on exercise and (2) the holder's adjusted tax basis in the Warrants. In that case, the U.S. holder will have long-term capital gain or loss with respect to the exchange if it has held the Warrants for more than one year and such U.S. holder will have a tax basis in the shares of our Common Stock received equal to their fair market value and a holding period beginning on the day after the date of the exchange.

        Due to the absence of authority on the U.S. federal income tax treatment of the exercise of Warrants that require net share settlement, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above will be adopted by the IRS or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of the Warrants.

        Cash Exercise. The cash exercise of a Warrant by, or on behalf of, a U.S. Holder will generally not be a taxable transaction for U.S. federal income tax purposes. The basis of Common Shares acquired upon exercise of Warrants will equal the sum of the price paid for the Common Shares and such U.S. Holder's tax basis in the Warrant exercised. The holding period of the new Common Shares will begin on the day the Warrants are exercised.

  Expiration of the Warrants

        Upon the expiration of the Warrants, a U.S. holder will recognize a loss equal to the adjusted tax basis of the Warrants. Such loss will generally be a capital loss and will be a longterm capital loss if the Warrant has been held for more than one year on the date of expiration. The deductibility of capital losses is subject to limitation.

  Adjustments under the Warrants

        Pursuant to the terms of the Warrants, the exercise price at which the Common Stock may be purchased and/or the number of shares of Common Stock that may be purchased on exercise is subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or failure to adjust, the number of shares of our Common Stock underlying the Warrants and/or the exercise price of the Warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder will be treated as having received a distribution of property. Any such distribution will be taxable in accordance with the rules described under "Distributions on Common Stock" below. In the event such a deemed distribution is taxable, a U.S. holder's basis in its Warrants will be increased by an amount equal to the taxable distribution.

        The rules with respect to adjustments are complex and U.S. holders of Warrants should consult their own tax advisors in the event of an adjustment.

  Distributions on Common Stock

        In general, distributions with respect to our Common Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporate U.S. holder will be eligible for the dividends received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder will qualify for taxation at special rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements.

  Sale of Common Stock

        Upon the sale or other disposition of our Common Stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our Common Stock. Such capital gain or loss will generally be long-term if your holding period in respect of such Common Stock is more than one year. Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        If you are a U.S. holder of Warrants or our Common Stock, any dividend payments by us to you and proceeds of the sale or other disposition by you of Warrants or our Common Stock will generally be subject to information reporting, unless you provide proof of an applicable exemption. In addition, such payments generally will be subject to U.S. federal backup withholding tax unless you furnish a correct taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

  Sale or Exercise of Warrants; Sale of Common Stock

        As described above under "U.S. Holders—Exercise of the Warrants", the U.S. federal income tax consequences of the cashless exercise of Warrants are not clear. If the exercise of the Warrants is treated as a tax-free non-recognition event, or the Warrant is exercised for cash, a Non-U.S. Holder will not be subject to U.S. federal income tax upon the exercise. If you are a non-U.S. holder and the exercise is treated as a taxable exchange in which gain or loss is recognized, or you sell, exchange or otherwise dispose of the Warrants, you will not be subject to United States federal income tax on any gain recognized on the sale or other disposition of Warrants or Common Stock or upon the exercise of Warrants unless:

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  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

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  you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met, or

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  we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of sale or other disposition or exercise, more than 5% of our Common Stock and you are not eligible for any treaty exemption.

        Gain that is treated as effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at 30% or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

  Adjustments under the Warrants

        Pursuant to the terms of the Warrants, the exercise price at which the Common Stock may be purchased and/or the number of shares of Common Stock that may be purchased on exercise is subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or failure to adjust, the number of shares of our Common Stock underlying the Warrants and/or the exercise price of the Warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder will be treated as having received a distribution of property. Any such distribution will be taxable in accordance with the rules described under "Distributions on Common Stock" below. To the extent such a distribution is subject to U.S. federal withholding tax, the tax may be set off against shares of our Common Stock to be delivered upon exercise of the Warrants.

        Section 871(m) of the Code imposes a 30 percent (or a lower rate under an applicable treaty) withholding tax on "dividend equivalents" paid to non-U.S. persons. U.S. Treasury and the IRS have released proposed regulations that, when finalized, may apply the withholding requirements of Section 871(m) to instruments such as the Warrants. It is possible that we (or other paying agents) will be required to withhold on amounts with respect to the Warrants to the extent the exercise price and/or the number of shares of Common Stock that may be purchased on exercise are adjusted as a result of a dividend paid on our Common Stock, or potentially in the absence of an adjustment, and that the regulations, when finalized, will be applied retroactively to dividend equivalents previously deemed paid. The amount and timing of any withholding tax imposed under Section 871(m) may differ from the general withholding required on deemed dividends as described above. Non-U.S. holders are urged to consult their tax advisors about the potential application of these rules to an investment in the Warrants.

  Distributions on Common Stock

        Distributions paid to a non-U.S. holder of our Common Stock (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion below under "Withholdable Payments to Foreign Financial Entities and Other Foreign Entities." However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder, are not subject to this withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, generally will be required to (i) complete IRS Form W-8BEN (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the Common Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

  Information Reporting and Backup Withholding

        We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid on our Common Stock (or deemed paid with respect to Warrants) to such holder and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In addition, dividends paid to a non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of Warrants or Common Stock within the United States or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person) or the holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. Payments subject to withholding tax will not also be subject to backup withholding tax.

  Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

        Under the Foreign Account Tax Compliant Act ("FATCA") and related administrative guidance, a U.S. federal withholding tax of 30% generally will be imposed on U.S. source dividends and gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends (possibly including instruments such as the Warrants) paid to (1) a "foreign financial institution" (as specifically defined under these rules) unless such institution either (a) enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); or (b) complies with the terms of an applicable intergovernmental agreement to implement FATCA; or (2) a non-financial foreign entity, unless such entity provides the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

        Although obligations outstanding on July 1, 2014 are exempt from this legislation, it is not clear whether this exemption applies to the Warrants. These withholding taxes would be imposed on dividends paid with respect to our Common Stock after June 30, 2014 to, and on gross proceeds from the sales or other dispositions of our Common Stock after December 31, 2016 by, foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our Common Stock) that fail to satisfy the above requirements. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of this legislation on their investment in our Common Stock.

CERTAIN ERISA CONSIDERATIONS

        This section is specifically relevant to you if you propose to invest in the Securities on behalf of a pension, profit sharing, or other employee benefit plan, individual retirement account, or other retirement or benefit plan account or arrangement, which is subject to ERISA, or Section 4975 of the Code or on behalf of any other entity the assets of which are "plan assets" under ERISA (which we refer to individually as a "Plan" and collectively as "Plans"). If you are proposing to invest in the Securities on behalf of a Plan, you should consult your legal counsel before making such investment. This section also may be relevant to you if you are proposing to invest in the Securities described in this Prospectus on behalf of a plan account or arrangement that is subject to laws that have a similar purpose or effect as the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code (which we refer to as "Similar Laws"), in which event you also should consult your legal counsel before making such investment.

        ERISA and the Code prohibit certain transactions (commonly called prohibited transactions) between a Plan and any person who is a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of the Code) with respect to the Plan unless an exemption applies to the transaction. A prohibited transaction includes a direct or indirect sale or exchange between a Plan and a party in interest or a disqualified person, and a prohibited transaction can result in the imposition of excise taxes and other liabilities under ERISA and the Code. The acquisition or holding of Securities by a Plan with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the Securities are acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, in such situations, the Securities may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a statutory, individual or class exemption. Class exemptions include: transactions effected on behalf of a Plan by a "qualified professional asset manager" (prohibited transaction exemption 84-14) or an "in-house asset manager" (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60, as amended), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), and transactions involving bank collective investment funds (prohibited transaction exemption 91-38, as amended). The person making the decision to invest in the Securities on behalf of a Plan or a plan which is subject to Similar Laws shall be deemed, on behalf of itself and such Plan or plan, by purchasing the Securities to represent that (a) the Plan or plan will pay no more than adequate consideration in connection with the purchase of the Securities, (b) neither the purchase of the Securities nor the exercise of any rights related to the Securities will result in a non-exempt prohibited transaction under ERISA or the Code or any Similar Laws, (c) neither Umpqua nor any of its affiliates is a "fiduciary" (within the meaning of ERISA or any Similar Laws) with respect to the purchaser in connection with the purchaser's acquisition of or investment in the Securities, and (d) no advice provided by Umpqua or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the purchase of the Securities.

INDEMNIFICATION

        As permitted by law, our directors and officers are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving as a director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 LEGAL MATTERS

        The validity of the Securities offered by this Prospectus will be passed upon by Steven L. Philpott, general counsel of Umpqua, and certain other matters will be passed on by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

Umpqua and FinPac

        The financial statements of Umpqua incorporated in this Registration Statement by reference to Umpqua's Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Financial Pacific Holdings, LLC as of and for the year ended December 31, 2012, incorporated in this Registration Statement by reference from Umpqua's Current Report on Form 8-K/A dated September 11, 2013, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Sterling

        The consolidated financial statements of Sterling as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

15,000,000 Shares

UMPQUA HOLDINGS CORPORATION

Common Stock

Prospectus Supplement

                        , 2014

J.P. Morgan